Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$15,208,325
Realized Trading Gain (Loss) on Swaps	29,063,588
Unrealized Gain (Loss) on Market Value of Futures	35,709,233
Unrealized Gain (Loss) on Market Value of Swaps	34,857,674
Dividend Income	15,560
Interest Income	20,806
ETF Transaction Fees	13,000
Total Income (Loss)	$114,888,186

Expenses
Investment Advisory Fee	$979,216
Brokerage Commissions	391,641
Tax Reporting Fees	192,330
NYMEX License Fee	43,900
Legal Fees	14,899
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	12,664
SEC & FINRA Registration Expense	9,300
Prepaid Insurance Expense	7,847
Tax Fees	950
Total Expenses	$1,665,898
Net Gain (Loss)	$113,222,288

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$2,307,334,545
Additions (2,600,000 Units)	27,624,922
Withdrawals (23,300,000 Units)	(265,791,059)
Net Gain (Loss)	113,222,288

Net Asset Value End of Period	$2,182,390,696
Net Asset Value Per Unit (179,997,828 Units)	$12.12

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502